UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2020

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56163 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

Business Update

Year-to-date through April 30, 2020, one-month LIBOR has fallen from 1.76% to 0.33%, which has had a positive impact on the net income generated by FS Credit Real Estate Income Trust, Inc. (the “Company”). As of April 30, 2020, all of the senior secured floating-rate loans in the Company’s portfolio included LIBOR floors, with a weighted average floor of 1.75%, while 76% of the borrowings under the Company’s financing arrangements had no floor and the remainder (or approximately 24%) had an average LIBOR floor of 0.74%.

April 2020 Distributions

On April 30, 2020, the Company maintained its distribution level and paid its April 2020 cash distributions for each class of its common stock in the amounts per share set forth below:

Distribution
Class F Common Stock	$0.1610
Class Y Common Stock	$0.1610
Class T Common Stock	$0.1173
Class S Common Stock	$0.1173
Class D Common Stock	$0.1288
Class M Common Stock	$0.1288
Class I Common Stock	$0.1350

The distributions for each class of outstanding common stock were paid on April 30, 2020 to stockholders of record as of April 29, 2020. The distributions were paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Future distributions will be made at the discretion of the Company’s board of directors and will depend upon the Company’s taxable income, financial condition, maintenance of REIT status, applicable law, and other factors as the board of directors deems relevant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: May 8, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary